Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,308)
Unrealized Gain (Loss) on Market Value of Futures	(31,642)
Dividend Income	2,497
Interest Income	5,436
Total Income (Loss)	$(26,017)

Expenses
General Partner Management Fees	$5,892
Professional Fees	8,956
Brokerage Commissions	170
Non-interested Directors' Fees and Expenses	67
Prepaid Insurance Expense	99
NYMEX License Fee	118
Total Expenses	15,302
Expense Waiver	(8,230)
Net Expenses	$7,072
Net Income (Loss)	$(33,089)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$9,544,067
Net Income (Loss)	(33,089)

Net Asset Value End of Month	$9,510,978
Net Asset Value Per Share (950,000 Shares)	$10.01

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612